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                                                     Registration No. 33-

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM S-8
                       Registration Statement
                               Under
                      The Securities Act of 1933

                           CONSECO, INC.
         (Exact name of registrant as specified in its charter)

           Indiana                                    35-1468632
   (State of Incorporation)                        (I.R.S. Employer
                                                 Identification No.)

   11825 N. Pennsylvania Street
         Carmel, Indiana                                 46032
(Address of Principal Executive Offices)               (Zip Code)

               Conseco, Inc. Deferred Compensation Plan
                     (Full title of the plan)

                        Stephen C. Hilbert
                    11825 N. Pennsylvania Street
                      Carmel, Indiana  46032
               (Name and address of agent for service)

                          (317) 573-6100
      (Telephone number, including area code, of agent for service)

                            With a copy to:
                         Lawrence W. Inlow, Esq.
                              Conseco, Inc.
                       11825 N. Pennsylvania Street
                          Carmel, Indiana  46032

                     CALCULATION OF REGISTRATION FEE

                                                                     Proposed              Proposed
                                                                      Maximum               Maximum
                                                  Amount             Offering              Aggregate
Title of Securities                               to be               Price                Offering                  Amount of
 to be Registered                               Registered           Per Share               Price               Registration Fee
- --------------------                            ----------           ---------              --------             ----------------
Common Stock, no par value                    150,000 shares (1)        $41 (2)           $6,150,000 (2)              $2,121
Interests in the Deferred Compensation Plan        (3)                   (4)                   (4)                      (4)

(1) Subject to increase (or decrease) in accordance with Rule 416 of Regulation C to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the average of the high and low prices of the shares of common stock of the Registrant on December 9, 1994.

(3) Pursuant to Rule 416(c) of Regulation C, there are hereby registered on this Registration Statement an indeterminate amount of interests in the Plan.

(4) Pursuant to Rule 457(h)(2) of Regulation C, no separate fee is required with respect to interests in the Plan.


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                               PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The documents listed below are hereby incorporated by reference into this Registration Statement:

          1. Annual Report on Form 10-K of Conseco, Inc. (the "Company" or the "Registrant") for the year ended December 31, 1993.

          2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of its fiscal year ended December 31, 1993.

          3. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on August 27, 1986.

          All documents filed subsequent to the foregoing by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

                              (See Item 3)

Item 5.   Interests of Named Experts and Counsel.

          Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by Lawrence W. Inlow, Esq., Executive Vice President, General Counsel and Secretary of the Company. Mr. Inlow holds options to purchase 662,000 shares of Common Stock and owns 247,076 shares directly.

Item 6.   Indemnification of Directors and Officers.

          The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors from liability for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

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          The Code of By-Laws of the Registrant provides for the
indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of the Registrant, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, the Registrant may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding, if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of the Registrant that such settlement be made and that such person was not guilty of negligence or misconduct.

Item 7.   Exemption from Registration Claimed.

                             Not Applicable

Item 8.   Exhibits.

          See the Exhibit Index immediately following the signature page to this Registration Statement.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.
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          (2)       That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                                    SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on the 15th day of December, 1994.

                                         CONSECO, INC.



                                          By:  /S/ Stephen C. Hilbert
                                               ----------------------
                                               Stephen C. Hilbert,
                                               Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signatures                     Title (Capacity)                          Date
      ----------                     ----------------                          ----
/S/ Stephen C. Hilbert         Chairman of the Board, President         December 15, 1994
- -----------------------        and Chief Executive Officer
Stephen C. Hilbert             (Principal Executive Officer)

/S/ Rollin M. Dick             Executive Vice President,                December 15, 1994
- -----------------------        Chief Financial Officer and
Rollin M. Dick                 Director (Principal Financial
                               Officer and Principal Accounting
                               Officer)

/S/ Michael G. Browning        Director                                 December 15, 1994
- ------------------------
Michael G. Browning

/S/ Ngaire E. Cuneo            Executive Vice President,                December 15, 1994
- ------------------------       Corporate Development and Director
Ngaire E. Cuneo

- -------------------------      Director                                 December    , 1994
Louis P. Ferrero

/S/ Donald F. Gongaware        Executive Vice President, Chief          December 15, 1994
- -------------------------      Operations Officer and Director
Donald F. Gongaware

- -------------------------      Director                                 December   , 1994
M. Phil Hathaway

- -------------------------      Director                                 December   , 1994
James D. Massey

- -------------------------      Director                                 December   , 1994
Dennis E. Murray, Sr.

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          THE PLAN

          Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on December 15, 1994.

                                     Deferred Compensation Plan
                                     By: Conseco, Inc., its Administrator



                                      By: /S/ Stephen C. Hilbert
                                          ------------------------
                                          Stephen C. Hilbert,
                                            Chairman of the Board
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                           EXHIBITS


Exhibit No.


          5(a)      Opinion of Counsel re:  legality

          23(a)     Consent of Counsel [See Exhibit 5(a)]

          23(b)     Consent of Independent Accountants

          28(a)     Deferred Compensation Plan